UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2024

PAVMED INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37685	47-1214177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Madison Avenue, 25th Floor, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 813-1828

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	PAVM	The Nasdaq Stock Market LLC
Series Z Warrants to Purchase Common Stock	PAVMZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On November 22, 2024, Lucid Diagnostics Inc. (“Lucid”), a subsidiary of PAVmed Inc. (the “Company”), closed on the sale of $21.95 million in principal amount of Lucid’s Senior Secured Convertible Notes (collectively, the “Lucid 2024 Convertible Notes”), in a private placement, to certain accredited investors (the “Lucid 2024 Note Investors”). The sale of the Lucid 2024 Convertible Notes was completed pursuant to the terms of the previously disclosed Securities Purchase Agreement, dated as of November 12, 2024 (the “Lucid 2024 SPA”), between Lucid and the 2024 Note Investors. In connection with the closing, Lucid and/or its subsidiaries entered into the following agreements: (i) a Registration Rights Agreement (the “Registration Rights Agreement”), (ii) a Guaranty (the “Guaranty”), and (iii) a Security and Pledge Agreement (the “Pledge Agreement”). Lucid used a portion of the proceeds from the sale of the 2024 Convertible Notes to repay Lucid’s Senior Convertible Note (the “Lucid 2023 Convertible Note”) issued pursuant to that certain Securities Purchase Agreement, dated as of March 13, 2023. Lucid realized gross proceeds of $21.95 million and, after giving effect to the repayment in full of the Lucid 2023 Convertible Note, net proceeds of $18.3 million from the sale of the Lucid 2024 Convertible Notes.

The transaction and the Lucid 2024 SPA, Lucid 2024 Convertible Notes, Registration Rights Agreement, Guaranty and Pledge Agreement are more fully described in Lucid’s Current Reports on Form 8-K filed on November 12, 18 and 29, 2024, and such description is incorporated herein by reference.

The descriptions of the 2024 Convertible Notes, 2024 SPA, Registration Rights Agreement, Guaranty and Pledge Agreement are qualified in their entirety by reference to the full text of the forms of such documents, copies of which are incorporated by reference as Exhibits 4.1, 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference.

The forms of the 2024 Convertible Notes, 2024 SPA, Registration Rights Agreement, Guaranty and Pledge Agreement have been incorporated by reference to provide investors and security holders with information regarding their terms. The agreements are not intended to provide any other factual information about the Company or Lucid. The representations, warranties and covenants contained in the agreements are being made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, may in some cases be made solely for the allocation of risk between the parties and may be subject to limitations agreed upon by the contracting parties.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth and incorporated by reference under Item 1.01 is incorporated under this item by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth and incorporated by reference under Item 1.01 is incorporated under this item by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
4.1*	Form of 2024 Convertible Note.
10.1*	Form of Securities Purchase Agreement.
10.2*	Form of Registration Rights Agreement.
10.3*	Form of Guaranty.
10.4*	Form of Security Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Incorporated by reference from Lucid’s Current Report on Form 8-K filed on November 29, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 29, 2024	PAVMED INC.

	By:	/s/ Dennis McGrath
Dennis McGrath
President and Chief Financial Officer